EXHIBIT 10.5
EAGLE MATERIALS INC.
FY 2007 STRATEGIC EXECUTION GOALS
Wallboard Companies
1.	Goal regarding scheduling and budget of strategic project.

2.	Goal regarding logistic plan.

3.	Goal regarding future expansion opportunities.
Cement Companies
1.	Goal regarding scheduling and budget of strategic projects.

2.	Goal regarding completion of analysis for certain projects.

3.	Goal regarding future expansion opportunities.
Paperboard Company
1.	Goal regarding product differentiation.
Concrete and Aggregate Companies
1.	Goal regarding scheduling and budget of strategic project.

2.	Goal regarding expansion project analysis.
General
1.	Goal relating to strategic expansion opportunities.